EXHIBIT 99.1

NEWS RELEASE

FREMONT GENERAL REPORTS DILUTED NET INCOME PER SHARE OF $0.23

FOR THE THIRD QUARTER OF 2007, INCLUDING GAIN ON SALE

(SANTA MONICA, CALIFORNIA) – November 8, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan (“FIL”), today reported results for the third quarter ended September 30, 2007. The Company will file on Friday, November 9, 2007 with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for such period, which will be available on the Company’s website at www.fremontgeneral.com. Third quarter results reflect the sale of the Company’s commercial real estate lending business and related loan portfolio to iStar Financial Inc. (“iStar”) on July 2, 2007.

The Company’s reported net income for the third quarter of 2007 was $18.3 million. Diluted net income per share was $0.23 for the third quarter of 2007.

Summary of iStar Contribution to Quarterly Results on Continuing Operations

On July 2, 2007, FIL completed the sale of its commercial real estate lending business and related loan portfolio to iStar pursuant to an Asset Purchase Agreement entered into on May 21, 2007. FIL sold its entire $6.27 billion commercial real estate loan portfolio to iStar and received $1.89 billion in cash plus a $4.21 billion participation interest in the sold portfolio. The Company recorded a $65.6 million gain during the third quarter of 2007 related to the iStar sale. Primarily as a result of this gain, income from continuing operations for the third quarter of 2007 was $32.2 million.

FIL is entitled to receive 70% of all principal payments on the loans sold to iStar, including payments on the unfunded commitments that are subsequently funded by iStar. The terms of the agreement call for iStar to provide the Company with principal paydowns on a monthly basis plus interest payments on the unpaid principal balance at LIBOR + 150 basis points. The Company received $580 million in principal during the quarter, leaving a remaining principal balance of $3.62 billion as of September 30, 2007. The Company recognized $70.7 million in interest income on this participation interest during the quarter.

Discontinued Residential Mortgage Operations Stabilize

The Company continued to reduce its portfolio of residential real estate loans held for sale in the third quarter and realized a loss of $4.1 million, net of valuation reserves, related to the sale of $243.9 million of residential real estate loans during the quarter. During the nine months ended September 30, 2007, the Company recognized a loss of $881.1 million, net of valuation reserves, related to the sale of $8.75 billion of residential real estate loans. The Company continues to service residential real estate loans, recognizing loan servicing income of $26.6 million as compared to $26.4 million during the third quarter of 2006. As a result of these factors, losses from discontinued residential mortgage operations were reduced to $13.9 million for the quarter. The Company had $995.9 million in residential real estate loans held for sale as of September 30, 2007, with a valuation reserve that totaled $484.3 million as of that date.

Third Quarter 2007 and “Other Financial Highlights”

•	The Company’s consolidated stockholders’ equity totaled $305.0 million, or $3.83 per share, at September 30, 2007.

•	The Company’s consolidated cash and cash equivalents at September 30, 2007 totaled $2.7 billion and the cash position of the holding company at September 30, 2007 totaled $42.2 million.

•	The Company’s compensation and related expense totaled $14.4 million for the third quarter of 2007 as compared to $25.1 million for the third quarter of 2006, a 42.9% decrease. At September 30, 2007, the Company had 984 employees compared to 3,500 employees at December 31, 2006.

•	FIL, as of September 30, 2007, had $8.72 billion in total assets, $7.96 billion in FDIC-insured deposits and $549.9 million in stockholder’s equity, with a total Risked-Based Capital ratio of 10.46%.

•	FIL serviced $16.64 billion of residential real estate loans as of September 30, 2007, of which $15.38 billion were being serviced to maturity.

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries and may contain comments related to the effect of economic and market conditions; the level and volatility of interest rates; the impact of competition and pricing environments; effect of the performance of financial markets on investment income and fair values of investments; plans and objectives of management for future operations; projections of revenues; expenses; income; earnings per share; dividends; capital structure; change in debt ratings; reduced access to corporate debt markets or other sources of liquidity; unforeseen cash and capital requirements; changes in generally accepted accounting principles; the judgments and assumptions made by management regarding accounting estimates and related matters; the impact of current, future and pending legislation, regulations or litigation; the ability to secure requisite regulatory approvals; economic performance and other expectations concerning future developments and their potential effects on the Company. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company, as a result of, among other things, the events, circumstances and risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.

FREMONT GENERAL CORPORATION	Attachment I
Consolidated Statements of Income	(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Thousands of dollars, except per share data)	2007	2006	2007	2006
INTEREST INCOME:
Interest and fee income on loans:
Commercial	$1,444	$144,305	$292,688	$380,365
Other	129	–	321	1

	1,573	144,305	293,009	380,366
Interest income — other	128,601	8,883	169,133	22,837

	130,174	153,188	462,142	403,203
INTEREST EXPENSE:
Deposits	99,442	56,747	277,448	140,401
Senior Notes	3,351	3,388	10,051	10,398
Junior Subordinated Debentures	2,319	2,320	6,958	6,959

	105,112	62,455	294,457	157,758
Net interest income	25,062	90,733	167,685	245,445
Provision for loan losses	151	12,687	333	28,288

Net interest income after provision for loan
losses	24,911	78,046	167,352	217,157
NON-INTEREST INCOME:
Gain on sale of commercial real estate loans	16,289	–	16,289	–
Other non-interest income	49,600	4,825	51,056	11,129

	65,889	4,825	67,345	11,129
NON-INTEREST EXPENSE:
Compensation and related	14,356	25,134	88,813	77,535
Occupancy	3,060	3,279	12,945	10,128
Other	19,450	19,591	76,141	49,116

	36,866	48,004	177,899	136,779
INCOME BEFORE INCOME TAXES	53,934	34,867	56,798	91,507
Income tax expense	21,738	12,190	24,518	34,797

Income from continuing operations	32,196	22,677	32,280	56,710
Income (loss) from discontinued operations, net of income taxes of $(9,480) and $4,986, and $(92,356) and $38,101 for the three and nine months ended September 30, 2007 and 2006, respectively	(13,895)	6,848	(869,773)	56,426

Net income (loss)	$18,301	$29,525	$(837,493)	$113,136

EARNINGS PER SHARE:
Basic:
Income from continuing operations	$0.42	$0.31	$0.42	$0.77
Income (loss) from discontinued operations,
net of income taxes	(0.18)	0.09	(11.39)	0.76

Net income (loss)	$0.24	$0.40	$(10.97)	$1.53

Diluted:
Income from continuing operations	$0.41	$0.30	$0.42	$0.75
Income (loss) from discontinued operations,
net of income taxes	(0.18)	0.09	(11.25)	0.74

Net income (loss)	$0.23	$0.39	$(10.83)	$1.49

CASH DIVIDENDS DECLARED PER COMMON SHARE	$–	$0.11	$–	$0.33

FREMONT GENERAL CORPORATION	Attachment II
Consolidated Balance Sheets	(Unaudited except December 31, 2006)

	September 30,	December 31,
(Thousands of dollars, except share data)	2007	2006
ASSETS
Cash and cash equivalents	$2,658,068	$761,642
Investment securities classified as available-for-sale at fair value	1,192,153	633
Federal Home Loan Bank stock at cost	25,925	111,860
Loans held for investment — net	2,116	6,257,306
Commercial real estate participation	3,624,260	–
Accrued interest receivable	32,231	53,497
Real estate owned — net	–	299
Premises and equipment — net	24,647	67,859
Deferred income taxes — net	–	52,576
Other assets	341,137	268,932
Assets of discontinued operations held for sale	890,530	5,315,920

TOTAL ASSETS	$8,791,067	$12,890,524

LIABILITIES
Deposits:
Savings accounts	$954,686	$1,101,137
Money market deposit accounts	419,815	586,158
Certificates of deposit	6,586,025	8,302,493

	7,960,526	9,989,788
Senior Notes due 2009	166,111	165,895
Junior Subordinated Debentures	103,093	103,093
Other liabilities	141,929	210,586
Liabilities of discontinued operations held for sale	114,450	1,307,205

TOTAL LIABILITIES	8,486,109	11,776,567
Commitments and contingencies	–	–
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.01 per share — Authorized: 2,000,000 shares; none issued	–	–
Common stock, par value $1 per share — Authorized: 150,000,000 shares; issued and outstanding: (2007 — 79,630,000 and 2006 — 79,074,000)	78,117	75,983
Additional paid-in capital	344,535	324,064
Retained earnings	(112,023)	728,766
Deferred compensation	(8,005)	(20,694)
Accumulated other comprehensive income	2,334	5,838

TOTAL STOCKHOLDERS’ EQUITY	304,958	1,113,957

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,791,067	$12,890,524